SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 9, 1995


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
--------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


         65 Locust Avenue, New Canaan, Connecticut 06840
        (Address of principal executive offices) (zip code)

                         (203) 972-1471
       (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

     On October 9, 1995, Smith Corona Corporation ("Smith Corona") issued a press release announcing that it has solicited and received proposals from third parties to acquire the ongoing business of the company through a plan of reorganization which would satisfy a portion of the company's liabilities but which would provide no consideration to current stockholders. Smith Corona filed under Chapter 11 on July 5, 1995.

     On October 24, 1995, Smith Corona issued a press release announcing that it has reached an agreement to sell its ongoing business to a group led by Empire Capital Corporation, an investment company based in Southport, CT. The proposed sale, which is subject to higher and better offers in accordance with the Bankruptcy Code, forms the foundation of Smith Corona's plan of reorganization. The plan calls for secured creditors to be paid in full and general unsecured creditors to be paid a substantial percentage of their allowed claims in cash. The plan provides no consideration to Smith Corona's current stockholders. Smith Corona's plan of reorganization and disclosure statement were filed on October 24, 1995 in the U.S. Bankruptcy Court for the District of Delaware, and copies of such documents are available, upon written request, from: Delaware Legal Copy, 704 King Street, Wilmington, Delaware, 19899.

     Copies of the press releases are attached hereto as exhibits
99.1 and 99.2, respectively, and are incorporated herein by reference.

                       SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: October 30, 1995        SMITH CORONA CORPORATION



                              By: /S/ John A. Piontkowski
                                  John A. Piontkowski
                                  Senior Vice President,
                                  Chief Financial Officer and
                                  Treasurer (Principal Financial
                                  Officer)

                              By: /s/ Martin D. Wilson
                                   Martin D. Wilson
                                   Controller (Principal
                                   Accounting Officer)

                     INDEX TO EXHIBITS


Exhibit No.                                  Description
-----------                                  -----------

  99.1                                      News Release
  99.2                                      News Release